Exhibit 3.25
BY-LAWS
OF
HBI BRANDED APPAREL LIMITED, INC.
ARTICLE I.
OFFICES
     Section 1. Registered Office. HBI Branded Apparel Limited, Inc. (the “Corporation”) shall have and maintain a registered office in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. Other Offices. The Corporation may also have such other office or offices in Delaware or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.
ARTICLE II.
MEETING OF STOCKHOLDERS
     Section 1. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as may be chosen by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.
     Section 2. Special Meetings. Special meetings of the stockholders may be called by the President, by the Board of Directors or by the stockholders of not less than one-third of all outstanding stock of the Corporation.
     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting.
     Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 5. Meeting of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and shall consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.
     Section 6. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 7. Stockholder List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
     Section 8. Quorum. A majority of the outstanding shares, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation, but in no event shall a quorum consist of less than one-third (1/3) of the outstanding shares. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares represented at such meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these by-laws.
     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.
     Section 10. Voting of Shares. Unless otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote in person or by proxy upon each matter submitted to a vote of the stockholders.
     Section 11. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, or (ii) by all of the stockholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the stockholders entitled to vote, then such consent shall become effective only if at least five days prior to the execution of the consent a notice in writing is delivered to all the stockholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those stockholders who have not consented in writing.
ARTICLE III.
DIRECTORS
     Section 1. Number and Tenure. The Board of Directors shall consist of not less than one nor more than ten members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.
     Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
     Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws required to be exercised or done by the stockholders.
     Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
     Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation, or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
     Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.
     Section 8. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 9. Removal of Directors. One or more of the directors of the Corporation may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors except as otherwise provided by law.
     Section 10. Committees. The Board of Directors may create one or more committees of the Board and appoint directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board. Each committee may exercise the authority of the Board of Directors except as otherwise provided by law.

ARTICLE IV.
OFFICERS
     Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and may consist of a President, one or more Vice-Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.
     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
     Section 4. Resignations. Any officer may resign at any time by giving notice to the Board of Directors or to the President or Secretary. A resignation of an officer need not be accepted in order to be effective.
     Section 5. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     Section 7. Duties of Officers. The duties and powers of the officers shall be as follows:
President
     The President shall be the principal executive officer of the Corporation and shall be responsible for the administration and operation of the business and affairs of the Corporation. He or she shall preside at all meetings of the stockholders and the Board of Directors. He or she may sign with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
Vice-Presidents
     The Vice-President, if there shall be one, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence, disability or refusal to act of the President, perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President.
Secretary
     The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each stockholder, which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
Treasurer
     If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have the charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys not otherwise employed in the name of the Corporation in such bank, savings and loan association, trust company or other depositories as shall be selected in accordance with the provisions of Article IV of these by-laws; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.
Assistant Secretaries and Assistant Treasurers
     The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice-President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them from time to time by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

ARTICLE V.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank, savings and loan association, trust company or other depositories as the Board of Directors may select.
ARTICLE VI.
INDEMNIFICATION
     Section 1. Right to Indemnification. To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
     Section 2. Effective Time. This Article VI shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Certificate of Incorporation or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     Section 3. Further Action. The Board of Directors may take such action as is necessary to carry out the provisions of this Article VI and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.
ARTICLE VII.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates For Shares. The issued shares of the Corporation shall be represented by certificates or shall be uncertified shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     Section 2. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
ARTICLE VIII.
VOTING OF SECURITIES
     The President shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.
ARTICLE IX.
FISCAL YEAR
     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X.
WAIVER OF NOTICE
     Whenever any notice is required to be given under the provisions of these by-laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XI.
AMENDMENTS
     These by-laws may be altered, amended or repealed and new by-laws may be adopted at any properly constituted meeting of the stockholders or Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Corporation).